Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture (this “First Supplemental Indenture”), dated as of January 24, 2019, is among AMID Refined Products LLC, a Delaware limited liability company (“AMID Refined Products”), AMID NLR LLC, a Delaware limited liability company (“AMID NLR”), AMID Caddo LLC, a Delaware limited liability company (“AMID Caddo” and, together with AMID Refined Products and AMID NLR, the “Guaranteeing Subsidiaries” and, individually, each a “Guaranteeing Subsidiary”), Sunoco LP, a Delaware limited partnership (“Sunoco LP”), and Sunoco Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Sunoco LP, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 23, 2018, providing for the issuance of their 4.875% Senior Notes due 2023, 5.500% Senior Notes due 2026 and 5.875% Senior Notes due 2028 (collectively, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interests of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any of the Note Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.
5.    Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.
(Signature pages follow.)

WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AMID Refined Products LLC
AMID NLR LLC
AMID Caddo LLC

By:	/s/ Thomas R. Miller

Name:	Thomas R. Miller

Title:	Chief Financial Officer

Signature Page to First Supplemental Indenture

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:	/s/ Thomas R. Miller

Name:	Thomas R. Miller

Title:	Chief Financial Officer

SUNOCO FINANCE CORP.

By:	/s/ Thomas R. Miller

Name:	Thomas R. Miller

Title:	Chief Financial Officer

SUNOCO, LLC

By:	Sunoco LP, its sole member

By:	Sunoco GP LLC, its general partner

By:	/s/ Thomas R. Miller

Name:	Thomas R. Miller

Title:	Chief Financial Officer

SUNOCO PROPERTY COMPANY LLC
ALOHA PETROLEUM LLC
ALLIED ENERGY COMPANY LLC
DIRECT FUELS LLC

By:	Sunoco, LLC, its sole member

By:	/s/ Thomas R. Miller

Name:	Thomas R. Miller

Title:	Chief Financial Officer

Signature Page to First Supplemental Indenture

SUNOCO RETAIL LLC

By:	Sunoco Property Company LLC, its sole member

By:	Sunoco, LLC, its sole member

By:	/s/ Thomas R. Miller

Name:	Thomas R. Miller

Title:	Chief Financial Officer

SUNMARKS, LLC

By:	Sunoco Retail LLC, its sole member

By:	Sunoco Property Company LLC, its sole member

By:	Sunoco, LLC, its sole member

By:	/s/ Thomas R. Miller

Name:	Thomas R. Miller

Title:	Chief Financial Officer

ALOHA PETROLEUM, LTD.

By:	/s/ Thomas A. Grimes

Name:	Thomas A. Grimes

Title:	President

Signature Page to First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	Alejandro Hoyos

Name:	Alejandro Hoyos

Title:	Authorized Signatory

Signature Page to First Supplemental Indenture